                                                                   Exhibit 10.47
                                  [LETTERHEAD]



Direct Tel: 0181 873 5455
Direct Fax: 0181 873 5256


Mr Jeff Henry
Silverwood
9 Fairmile Lane
Cobham
Surrey
KT11 2DL
                                                                 16th April 1996

Dear Jeff,

I refer to our recent discussions and now write to confirm, consistent with those discussions, that your employment with NYNEX CableComms Limited (the "Company") will cease, effective 30th April 1996.

In consideration of the Company's treatment of your leaving as being by reason of "redundancy" (for purposes only of your retaining certain rights under the Company's Inland Revenue Approved Employee Share Option Plan), you have agreed that such consideration shall be in full and final settlement of all and any claims, whether contractual, statutory or otherwise, that you may have against the Company and any of its employees or any other Company within the NYNEX Group relating to your employment or cessation of your employment including, without limitation, any claims for notice or other payments under any contract, agreement, understanding or policy.

Please confirm your agreement to the terms of this letter by signing and returning a copy of this letter to me.

Thank you for your contributions to the business during your tenure, and all the best in your future endeavours.

Yours sincerely,


/s/      John F. Killian
------------------------------------
         JOHN F. KILLIAN
President and Chief Executive Officer


AGREED:

     Signed  /s/     Jeff Henry
           -------------------------------------

     Dated -------------------------------------